Exhibit 99.1

FOR IMMEDIATE RELEASE

Equifax CEO Mark W. Begor to Continue

Company Leadership Beyond 2025

ATLANTA, NOVEMBER 7, 2024 – Equifax® (NYSE: EFX) today announced that Mark W. Begor will continue to serve as Chief Executive Officer (CEO) beyond the current expiration of his employment agreement in 2025.

“Over the last 6 years, Mark has provided a clear vision and strong, decisive leadership for Equifax. He has delivered strong financial results in the face of challenging economic conditions, growing revenue by 50% since 2018 despite a decline in the mortgage market of 34% in 2022 and 2023 and driving the Equifax market capitalization from $14 billion in 2018 to $33 billion, a CAGR of 14%,” said Mark Feidler, Equifax Chairman of the Board. “Mark and his team have successfully completed an enterprise-wide, more than $1.5 billion Cloud-based technology transformation that they are now leveraging to drive global innovation and growth. The Board of Directors remains confident that he is uniquely positioned to continue to lead the business and drive value for our shareholders.”

Begor joined Equifax in April 2018, and has successfully driven a complete technology transformation that has changed nearly every facet of the company’s infrastructure. This transformation to the Cloud is the largest investment in Equifax history, and is a critical enabler to accelerating innovation, new products and growth for the benefit of customers, consumers and investors. Begor has also expanded Equifax differentiated data assets by investing over $4.5 billion in 25 strategic bolt-on acquisitions since 2018, and under his leadership the company has delivered more than 100 new products each year for four consecutive years with a Vitality Index above 10% since 2022.

“I am energized now more than ever about the future of the New Equifax and am excited to lead the company as it realizes the benefits of its industry leading Cloud technology investment. Leveraging the power of the Equifax Cloud alongside its differentiated data assets and patented EFX.AI techniques will enable Equifax to help our customers grow from higher performing scores, models, and products,” said Begor. “I am excited to be leading the next chapter of the new Equifax that we expect will deliver higher growth, margin expansion, and expanding free cash flow generation positioning Equifax to accelerate returning cash to investors and driving shareholder returns.”

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements and forward-looking information. All statements that address events or developments that we expect or anticipate will occur in the future, including statements about future operating results, and similar statements about our financial outlook and business plans, are forward-looking statements. We believe these forward-looking statements are reasonable as and when made. However, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Form 10-K for the year ended December 31, 2023 and subsequent filings with the U.S. Securities and Exchange Commission. As a result of such risks and uncertainties, we urge you not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT EQUIFAX INC.

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by nearly 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

FOR MORE INFORMATION:

Trevor Burns

Investor Relations

Trevor.Burns@equifax.com

Kate Walker

Media Relations

mediainquiries@equifax.com